Gibraltar Announces Third-Quarter 2018 Financial Results
Reports Revenues of $280.1 million, GAAP EPS of $0.60 and Adjusted EPS of $0.71
GAAP and Adjusted EPS at Higher End of Guidance
Strong Demand for Innovative Products Continues

Buffalo, New York, November 1, 2018 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today reported its financial results for the three- and nine-month periods ended September 30, 2018. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Third-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended September 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$280.1	$274.6	2.0%	$280.1	$274.6	2.0%
Net Income	$19.5	$20.6	(5.3)%	$23.2	$21.5	7.9%
Diluted EPS	$0.60	$0.64	(6.3)%	$0.71	$0.67	6.0%

The Company reported third-quarter 2018 net sales of $280.1 million. The 2 percent increase was driven by strong growth in the Renewable Energy & Conservation segment and increased demand for higher-margin, innovative products, which were partially offset by an unfavorable year-over-year comparison in the Residential Segment due to strong storm-related roofing activity in the third quarter of 2017, and lower end-market activity in Infrastructure.
GAAP and adjusted earnings were at the higher end of the Company’s guidance as noted in its second-quarter earnings release, reflecting strong results in the Renewable Energy & Conservation segment, a greater mix of higher-margin innovative products, effective price-material cost management and ongoing benefits from 80/20 simplification initiatives. The adjusted amounts for the third quarter of 2018 and 2017 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
Management Comments
“We delivered another solid quarter, reporting year-over-year growth on both the top and bottom lines, excluding special charges, even as we faced market headwinds,” said President and CEO Frank Heard. “We executed on our four-pillar strategy, managed cost volatility extremely well, achieved growth through innovative new products, and maintained the momentum we have generated in the renewable energy and conservation markets. Revenues were up 2 percent year over year and GAAP and adjusted earnings of $0.60 and $0.71, respectively, were at the higher end of our guidance range.”

Third-quarter Segment Results

Residential Products
For the third quarter, the Residential Products segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$125.8	$129.5	(2.9)%	$125.8	$129.5	(2.9)%
Operating Margin	16.0%	18.4%	(240) bps	17.5%	19.1%	(160) bps

Third-quarter 2018 revenues in Gibraltar’s Residential Products segment were down 3 percent year over year, primarily due to higher storm-related roofing activity in the third quarter of 2017, and softness in the commercial and multi-family construction markets. Steady customer demand for rain management products partially offset those factors.
Lower operating margin resulted from unfavorable product mix, and to a lesser extent, volume leverage. The adjusted operating margin for the third quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the third quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$55.8	$56.9	(1.9)%	$55.8	$56.9	(1.9)%
Operating Margin	5.2%	4.5%	70 bps	8.4%	5.1%	330 bps

Third-quarter 2018 revenues in Gibraltar’s Industrial & Infrastructure Products segment were down 2 percent year over year as strong performance from the Industrial business was more than offset by lower demand in the Infrastructure business. The Company expects continued demand for innovative products in its Industrial business and growing demand in its Infrastructure business.
GAAP and adjusted operating margin improvement for the segment resulted from demand for higher-margin innovative products, the continued benefit from 80/20 simplification initiatives and effective price-material cost management. This segment’s adjusted operating margin for the third quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program, portfolio management activities, and senior leadership transition costs.

Renewable Energy & Conservation
For the third quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended September 30,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$98.5	$88.1	11.8%	$98.5	$88.1	11.8%
Operating Margin	15.3%	13.1%	220 bps	15.1%	13.6%	150 bps

Renewable Energy & Conservation segment revenues were up 12 percent year over year, driven by strong domestic demand, continued growth in innovative products, and a contribution from the recently acquired SolarBos.
The third-quarter 2018 GAAP and adjusted operating margin improvement reflected the continued benefit from 80/20 simplification initiatives and leverage from the continued strong demand for our renewable energy and conservation products and services. This segment’s adjusted operating margin for the third quarter of 2018 and 2017 removes the special charges for restructuring initiatives and portfolio management activities.
Business Outlook
“We continue to be optimistic about innovative products driving organic growth across all of our segments, and we are confident in the end markets these products are targeting,” said Heard. “We also are excited about our growth momentum in the Renewable Energy & Conservation segment.”
“For the fourth quarter, our goals are to drive sustainable growth through the acceleration of new product development initiatives, to work with our customers to manage cost volatility, to implement 80/20 simplification projects, and to seek value-added acquisitions in attractive end markets. For the full year, we expect to continue to deliver on our promise to make more money at a higher rate of return with a more efficient use of capital, and create long-term value creation for our shareholders,” concluded Heard.
Gibraltar continues to expect 2018 consolidated revenues to exceed $1 billion, but is lowering its revenue growth expectations from 2-4% growth to 1-2% growth, considering current activity levels across the Company’s end markets. At the same time, Gibraltar is narrowing its full-year 2018 earnings guidance to the high end of the previous range. GAAP EPS for the full year 2018 are now expected to be in the range of $1.82 to $1.87, or $2.03 to $2.08 on an adjusted basis, compared with $1.95 and $1.71, respectively, in 2017.
For the fourth quarter of 2018, the Company is expecting revenue in the range of $239 million to $249 million. GAAP EPS for the fourth quarter 2018 are expected to be between $0.26 and $0.31, or $0.35 to $0.40 on an adjusted basis.

FY 2018 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$90-92	9.1-9.2%	$19-20	$58-60	$1.82-1.87
Restructuring Costs	10	1%	2	8	0.21

Adjusted Measures	$100-102	10.1-10.2%	$21-22	$66-68	$2.03-2.08

Third-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2018. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative and portfolio management actions, acquisition-related items, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three- and twelve-month period ending December 31, 2018, on Thursday, February 21, 2019, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Sales	$280,086	$274,574	$761,459	$728,806
Cost of sales	209,807	205,839	572,359	548,991
Gross profit	70,279	68,735	189,100	179,815
Selling, general, and administrative expense	40,875	33,042	113,579	109,513
Income from operations	29,404	35,693	75,521	70,302
Interest expense	2,906	3,486	9,305	10,612
Other expense (income)	522	404	(50)	811
Income before taxes	25,976	31,803	66,266	58,879
Provision for income taxes	6,473	11,184	15,574	21,090
Income from continuing operations	19,503	20,619	50,692	37,789
Discontinued operations:
Loss before taxes	—	—	—	(644)
Benefit of income taxes	—	—	—	(239)
Loss from discontinued operations	—	—	—	(405)
Net income	$19,503	$20,619	$50,692	$37,384
Net earnings per share – Basic:
Income from continuing operations	$0.61	$0.65	$1.59	$1.19
Loss from discontinued operations	—	—	—	(0.01)
Net income	$0.61	$0.65	$1.59	$1.18
Weighted average shares outstanding -- Basic	32,115	31,703	31,922	31,700
Net earnings per share – Diluted:
Income from continuing operations	$0.60	$0.64	$1.56	$1.17
Loss from discontinued operations	—	—	—	(0.01)
Net income	$0.60	$0.64	$1.56	$1.16
Weighted average shares outstanding -- Diluted	32,571	32,210	32,524	32,216

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$245,413	$222,280
Accounts receivable, net	180,875	145,385
Inventories	97,486	86,372
Other current assets	8,949	8,727
Total current assets	532,723	462,764
Property, plant, and equipment, net	93,718	97,098
Goodwill	323,321	321,074
Acquired intangibles	99,545	105,768
Other assets	4,480	4,681
	$1,053,787	$991,385
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$92,997	$82,387
Accrued expenses	76,268	75,467
Billings in excess of cost	21,900	12,779
Current maturities of long-term debt	400	400
Total current liabilities	191,565	171,033
Long-term debt	209,809	209,621
Deferred income taxes	32,110	31,237
Other non-current liabilities	37,428	47,775
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,842 shares and 32,332 shares issued and outstanding in 2018 and 2017	328	323
Additional paid-in capital	280,149	271,957
Retained earnings	325,878	274,562
Accumulated other comprehensive loss	(6,174)	(4,366)
Cost of 778 and 615 common shares held in treasury in 2018 and 2017	(17,306)	(10,757)
Total shareholders’ equity	582,875	531,719
	$1,053,787	$991,385

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities
Net income	$50,692	$37,384
Loss from discontinued operations	—	(405)
Income from continuing operations	50,692	37,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,449	16,427
Stock compensation expense	6,854	5,069
Net gain on sale of assets	(203)	(139)
Exit activity costs (recoveries), non-cash	1,088	(1,931)
Benefit of deferred income taxes	—	(136)
Other, net	1,317	1,411
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(30,534)	(42,310)
Inventories	(16,263)	2,016
Other current assets and other assets	1,052	(2,002)
Accounts payable	9,237	25,134
Accrued expenses and other non-current liabilities	(479)	7,503
Net cash provided by operating activities	38,210	48,831
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(5,241)	(18,494)
Net proceeds from sale of property and equipment	3,147	12,935
Purchases of property, plant, and equipment	(6,767)	(5,152)
Net cash used in investing activities	(8,861)	(10,711)
Cash Flows from Financing Activities
Long-term debt payments	(400)	(400)
Purchase of treasury stock at market prices	(6,549)	(1,982)
Net proceeds from issuance of common stock	1,343	649
Net cash used in financing activities	(5,606)	(1,733)
Effect of exchange rate changes on cash	(610)	1,468
Net increase in cash and cash equivalents	23,133	37,855
Cash and cash equivalents at beginning of year	222,280	170,177
Cash and cash equivalents at end of period	$245,413	$208,032

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$125,839	$—	$—	$—	$—	$125,839
Industrial & Infrastructure Products	56,033	—	—	—	—	56,033
Less Inter-Segment Sales	(272)	—	—	—	—	(272)
	55,761	—	—	—	—	55,761
Renewable Energy & Conservation	98,486	—	—	—	—	98,486
Consolidated sales	280,086	—	—	—	—	280,086

Income from operations
Residential Products	20,138	1,877	—	—	—	22,015
Industrial & Infrastructure Products	2,892	1,775	—	—	—	4,667
Renewable Energy & Conservation	15,072	(156)	—	—	—	14,916
Segments Income	38,102	3,496	—	—	—	41,598
Unallocated corporate expense	(8,698)	164	386	471	—	(7,677)
Consolidated income from operations	29,404	3,660	386	471	—	33,921

Interest expense	2,906	—	—	—	—	2,906
Other expense	522	—	—	—	—	522
Income before income taxes	25,976	3,660	386	471	—	30,493
Provision for income taxes	6,473	904	91	113	(245)	7,336
Income from continuing operations	$19,503	$2,756	$295	$358	$245	$23,157
Income from continuing operations per share - diluted	$0.60	$0.08	$0.01	$0.01	$0.01	$0.71

Operating margin
Residential Products	16.0%	1.5%	—%	—%	—%	17.5%
Industrial & Infrastructure Products	5.2%	3.2%	—%	—%	—%	8.4%
Renewable Energy & Conservation	15.3%	(0.2)%	—%	—%	—%	15.1%
Segments Margin	13.6%	1.3%	—%	—%	—%	14.9%
Consolidated	10.5%	1.3%	0.1%	0.2%	—%	12.1%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$129,501	$—	$—	$—	$129,501
Industrial & Infrastructure Products	57,162	—	—	—	57,162
Less Inter-Segment Sales	(224)	—	—	—	(224)
	56,938	—	—	—	56,938
Renewable Energy & Conservation	88,135	—	—	—	88,135
Consolidated sales	274,574	—	—	—	274,574

Income from operations
Residential Products	23,764	1,008	—	—	24,772
Industrial & Infrastructure Products	2,554	(15)	260	101	2,900
Renewable Energy & Conservation	11,549	534	—	(77)	12,006
Segments income	37,867	1,527	260	24	39,678
Unallocated corporate expense	(2,174)	47	(762)	—	(2,889)
Consolidated income from operations	35,693	1,574	(502)	24	36,789

Interest expense	3,486	—	—	—	3,486
Other expense	404	—	—	—	404
Income before income taxes	31,803	1,574	(502)	24	32,899
Provision for income taxes	11,184	618	(183)	(267)	11,352
Income from continuing operations	$20,619	$956	$(319)	$291	$21,547
Income from continuing operations per share - diluted	$0.64	$0.03	$(0.01)	$0.01	$0.67

Operating margin
Residential Products	18.4%	0.8%	—%	—%	19.1%
Industrial & Infrastructure Products	4.5%	—%	0.5%	0.2%	5.1%
Renewable Energy & Conservation	13.1%	0.6%	—%	(0.1)%	13.6%
Segments margin	13.8%	0.6%	0.1%	—%	14.5%
Consolidated	13.0%	0.6%	(0.2)%	—%	13.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$360,915	$—	$—	$—	$—	$360,915
Industrial & Infrastructure Products	172,218	—	—	—	—	172,218
Less Inter-Segment Sales	(861)	—	—	—	—	(861)
	171,357	—	—	—	—	171,357
Renewable Energy & Conservation	229,187	—	—	—	—	229,187
Consolidated sales	761,459	—	—	—	—	761,459

Income from operations
Residential Products	57,572	1,682	—	—	—	59,254
Industrial & Infrastructure Products	12,098	1,262	—	—	—	13,360
Renewable Energy & Conservation	28,690	(23)	178	—	—	28,845
Segments Income	98,360	2,921	178	—	—	101,459
Unallocated corporate expense	(22,839)	431	844	471	—	(21,093)
Consolidated income from operations	75,521	3,352	1,022	471	—	80,366

Interest expense	9,305	—	—	—	—	9,305
Other income	(50)	—	—	—	—	(50)
Income before income taxes	66,266	3,352	1,022	471	—	71,111
Provision for income taxes	15,574	798	264	113	(177)	16,572
Income from continuing operations	$50,692	$2,554	$758	$358	$177	$54,539
Income from continuing operations per share – diluted	$1.56	$0.08	$0.02	$0.01	$0.01	$1.68

Operating margin
Residential Products	16.0%	0.5%	—%	—%	—%	16.4%
Industrial & Infrastructure Products	7.1%	0.7%	—%	—%	—%	7.8%
Renewable Energy & Conservation	12.5%	—%	0.1%	—%	—%	12.6%
Segments Margin	12.9%	0.4%	—%	—%	—%	13.3%
Consolidated	9.9%	0.5%	0.1%	0.1%	—%	10.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2017
	As Reported In GAAP Statements	Acquisition & Restructuring Charges	Senior Leadership Transition Costs	Portfolio Management	Adjusted Financial Measures
Net Sales
Residential Products	$361,304	$—	$—	$—	$361,304
Industrial & Infrastructure Products	165,806	—	—	—	165,806
Less Inter-Segment Sales	(994)	—	—	—	(994)
	164,812	—	—	—	164,812
Renewable Energy & Conservation	202,690	—	—	—	202,690
Consolidated sales	728,806	—	—	—	728,806

Income from operations
Residential Products	61,984	1,253	—	—	63,237
Industrial & Infrastructure Products	5,914	(15)	260	482	6,641
Renewable Energy & Conservation	18,381	534	252	2,342	21,509
Segments income	86,279	1,772	512	2,824	91,387
Unallocated corporate expense	(15,977)	325	(342)	—	(15,994)
Consolidated income from operations	70,302	2,097	170	2,824	75,393

Interest expense	10,612	—	—	—	10,612
Other expense	811	—	—	—	811
Income before income taxes	58,879	2,097	170	2,824	63,970
Provision for income taxes	21,090	813	69	(70)	21,902
Income from continuing operations	$37,789	$1,284	$101	$2,894	$42,068
Income from continuing operations per share - diluted	$1.17	$0.04	$—	$0.10	$1.31

Operating margin
Residential Products	17.2%	0.3%	—%	—%	17.5%
Industrial & Infrastructure Products	3.6%	—%	0.2%	0.3%	4.0%
Renewable Energy & Conservation	9.1%	0.3%	0.1%	1.2%	10.6%
Segments margin	11.8%	0.2%	0.1%	0.4%	12.5%
Consolidated	9.6%	0.2%	—%	0.4%	10.3%